SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use
                                         of the Commission Only
                                         (as permitted by
                                         Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule
       14a-12

                  THE PEOPLES HOLDING COMPANY
      ---------------------------------------------------
        (Name of Registrant as Specified in its Charter)

                           THE PEOPLES HOLDING COMPANY
                                  P. O. BOX 709
                         TUPELO, MISSISSIPPI 38802-0709


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


TO THE STOCKHOLDERS:

     Notice is hereby given that the Annual Meeting of Stockholders of The Peoples Holding Company (the "Company") will be held at the principal office of The Peoples Bank & Trust Company at 209 Troy Street, Tupelo, Mississippi, on April 17, 2001, at 2:00 p.m., CDT, for the following purposes:

(1)      To elect as members of the Board of Directors for
            the terms specified the five (5) nominees presented in the proxy material;

(2)      To ratify the appointment of the independent auditors
            for 2001; and

(3)      To transact such other business as properly may come
            before said meeting.

     Information regarding the matters to be acted upon at the meeting is contained in the Proxy Statement accompanying this Notice.

   BY ORDER OF THE BOARD OF DIRECTORS


                                   /s/  E. Robinson McGraw
March 19, 2001               -------------------------------------
                                       E. Robinson McGraw
                             President and Chief Executive Officer


                                    IMPORTANT
         WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE MARK,
         SIGN, DATE, AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED
        PROXY IN THE ENVELOPE PROVIDED. IT REQUIRES NO POSTAGE IF MAILED
                             IN THE UNITED STATES.

                           THE PEOPLES HOLDING COMPANY

                                 PROXY STATEMENT

                                 MARCH 19, 2001

                                  INTRODUCTION

     The accompanying Proxy is solicited by and on behalf of the Board of Directors of The Peoples Holding Company (the "Company") for use at the Annual Meeting of Stockholders to be held on April 17, 2001, and any adjournments thereof. The time and place of the meeting is set forth in the accompanying Notice of Meeting. All expenses of preparing, printing and mailing the Proxy and all materials used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview and telephone by directors, officers and other employees of the Company, with none receiving additional compensation for their services. This Proxy Statement and the accompanying Proxy are first being sent or given to Stockholders of the Company on or about March 19, 2001.

                             PURPOSE OF THE MEETING

The annual meeting will be held for the purpose of:
1. Electing five members of the Board of Directors of the Company for terms specified;
2. Voting on independent auditors for the Company for the current year;
3. Transacting such other matters as properly may come before the meeting.

                          VOTES REQUIRED FOR APPROVALS

     As of February 16, 2001, the Company had issued 6,212,284 and had outstanding 6,048,500 shares of Common Stock, par value of $5.00 per share, which is the only class of stock outstanding. Only the holders of record of Common Stock of the Company at the close of business on March 15, 2001, are entitled to notice of and vote on the matters to come before the Annual Meeting of Stockholders or any adjournment thereof.

     Presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Meeting or any adjournment thereof.

     A stockholder is entitled to one (1) vote, in person or by proxy, at the Annual Meeting for each share of Common Stock of the Company held of record in his or her name at the close of business on the record date, March 15, 2001.

     Affirmative vote of a majority of the outstanding shares of Common Stock of the Company is required to elect directors. Each shareholder shall have the right to vote, allocable to the number of shares owned by him, for as many persons as there are directors to be elected, or to cumulate such votes and give one candidate as many votes as the number of directors multiplied by the number of votes allocable to his share equal, or to distribute such votes, on the same principle, among as many candidates as he shall see fit, without any conditions precedent to such action.

     Affirmative vote of a majority of outstanding shares of Common Stock of the Company is required to approve independent auditors.

     Stockholders may designate a person or persons other than those named in the enclosed Proxy to vote their shares at the Annual Meeting or any adjournment thereof. As to any other matter or business which may be brought before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompanying Proxy in accordance with the judgment of the person or persons voting the same, but the management and Board of the Company do not know of any other matters or business to come before the meeting. Any stockholder has the power to vote his or her Proxy at any time, insofar as it has not been exercised, by written notice or subsequently dated Proxy, received by the Company, or by oral revocation given by the stockholder in person at the Annual Meeting or any adjournment thereof.

                      PRINCIPAL HOLDERS OF VOTING SECURITY

     The Company has only Common Stock outstanding and as of February 16, 2001, the Company had 2,745 stockholders of record. To the knowledge of management of the Company, no stockholder owns beneficially more than five (5) percent of the Company's outstanding Common Stock. As of February 16, 2001, policy making officers and directors as a group beneficially owned, directly and indirectly, a total of three hundred thirty-five thousand, two hundred and sixty (335,260) shares, or five and fifty-four hundredths percent (5.54%) of total shares of Common Stock outstanding.

                              ELECTION OF DIRECTORS

     The charter of incorporation and bylaws of the Company provide for a board of not less than seven nor more than twenty members to be determined annually by the affirmative vote of a majority of the entire Board of Directors of the Company. The number of directors is currently fixed at fifteen, and the Board of Directors has voted to fix the number of members at fifteen for the ensuing year. The Board of Directors is divided into three classes having staggered terms. The five directors whose terms end in 2001 have been nominated for re-election to another term.

     The five persons named below will be nominated for election to serve terms for the period indicated below and until their successors are duly elected and qualified. It is the intention of the persons named in the Proxy to vote for the election of the five nominees. The following table sets forth the name, age, principal occupation or position, periods of service as a director, number of shares of Company stock beneficially owned and certain other information as to said directors and nominees:

NAME; AGE;                                     SHARES OF COMPANY STOCK
POSITION; and                                    OWNED DIRECTLY and
PRINCIPAL                      DIRECTOR           (INDIRECTLY) and
OCCUPATION                     SINCE (1)       PERCENTAGE OF TOTAL (2)

                  NOMINEES FOR THREE-YEAR TERMS ENDING IN 2004:

John M. Creekmore; 45;          1997               1,336         *
  attorney                                          (251)

E. Robinson McGraw; 54;         2000               3,526         *
  President and Chief Executive                     (458)
  Officer; The Peoples
  Holding Company and
  The Peoples Bank and
  Trust Company

John W. Smith; 65;              1978               7,183         *
  Vice Chairman of the Board,                     (7,826)
  retired President and Chief
  Executive Officer; The
  Peoples Holding Company and
  The Peoples Bank and
  Trust Company

Robert H. Weaver; 69;           1980              82,367      1.36%
  retired attorney; Watkins                           (0) (3)
  Ludlam Winter & Stennis, P.A.

J. Larry Young; 62;             1982               3,141         *
  retired pharmacist,                               (262)
  formerly partner;
  Ramsey-Young Pharmacy

                           DIRECTORS WITH TERMS ENDING IN 2003:

George H. Booth, II; 47;        1994               4,310         *
  President; Tupelo                               (2,025)
  Hardware Company (whole-
  sale and retail hardware)

Frank B. Brooks; 57;            1989              13,460         *
  farmer                                            (710)

Robert C. Leake; 68;            1973              18,249         *
  President; Leake &                              (5,772)
  Goodlett, Inc. (building
  supplies and contractors);
  Chairman of the Board of
  Directors; The Peoples
  Holding Company and The
  Peoples Bank and Trust Company

NAME; AGE;                                     SHARES OF COMPANY STOCK
POSITION; and                                    OWNED DIRECTLY and
PRINCIPAL                      DIRECTOR           (INDIRECTLY) and
OCCUPATION                     SINCE (1)       PERCENTAGE OF TOTAL (2)

C. Larry Michael; 55;           1997               6,240         *
  President; Transport Trailer                        (0)
  Service, Inc., Rent-A-Box, Inc.,
  and Precision Machine and Metal
  Fabrication, Inc.

J. Heywood Washburn; 70;        1982              26,500         *
  self-employed, investor                        (24,000)

                           DIRECTORS WITH TERMS ENDING IN 2002:

William M. Beasley; 49;         1989              25,344         *
  attorney; Phelps                                (4,521)
  Dunbar, LLP

Marshall H. Dickerson; 51;      1997               4,661         *
  owner and manager;                                  (0)
  Dickerson Furniture Company

Eugene B. Gifford, Jr.; 66;     1987              41,750         *
  attorney; Gifford, Allred                      (18,511)
  and Tennison

J. Niles McNeel; 54;            1999              12,626         *
  attorney; McNeel and                            (5,804)
  Ballard

H. Joe Trulove; 63;             1999              14,427         *
  Senior Vice President;                              (0)
  York Casket Company;
  formerly President; West
  Point Casket Company


(1) The Company was formed in 1982. Dates stated for years prior to 1982 indicate the first year of service as a director of The Peoples Bank and Trust Company. Persons who were serving as directors of The Peoples Bank and Trust Company in 1982 also became directors of the Company at that time.

(2)  Less than 1% ownership is marked with an asterisk (*).

(3) Excludes 10,872 shares owned by his wife for which Mr. Weaver disclaims beneficial ownership.

     All of the directors and nominees for the terms listed above presently serve on both the Board of Directors of the Company and of The Peoples Bank and Trust Company. All shares of the Bank are owned by the Company.

                    COMPENSATION, MEETINGS AND COMMITTEES OF
                             THE BOARD OF DIRECTORS

     Compensation of Directors. Directors who are officers of the Company receive no additional compensation for their service as directors. The Board of Directors fixes the compensation for outside directors and currently, outside directors are paid a monthly fee of $300.00 plus an additional monthly fee of $250.00 for each regular board meeting they attend. Directors are also paid an additional fee of $250.00 for each committee meeting or special called board meeting which they attend. The Chairman of the Board is paid $1,833.33 per month plus a fee of $250.00 for each committee meeting which he attends.

     Meetings and Attendance. The Board of Directors of the Company met nine times during 2000. No director attended less than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board on which they served. The Board of Directors of the Bank met thirteen times during 2000.

     Executive Committee. The Executive Committee has charge over all matters under the direction and control of the Board of Directors which may require attention between regular meetings of the Board of Directors. The members of the Executive Committee are Robert C. Leake, Chairman; William M. Beasley; Eugene B. Gifford, Jr.; E. Robinson McGraw; Robert H. Weaver; and J. Larry Young. The committee met ten times during 2000 with no member attending less than 75% of the meetings.

     The Board of Directors of the Company performs the functions of the Compensation Committee, the Personnel Committee and the Nominating Committee. Mr. McGraw does not attend or participate in board meetings when executive salaries and other executive benefits are discussed and approved. The members of the Board that make up the Compensation Committee and the Personnel Committee are: William M. Beasley; George H. Booth, II; Frank B. Brooks; John M. Creekmore; Marshall H. Dickerson; Eugene B. Gifford, Jr.; Robert C. Leake; E. Robinson McGraw; J. Niles McNeel; C. Larry Michael; John W. Smith; H. Joe Trulove; J. Heywood Washburn; Robert H. Weaver; and J. Larry Young.

     Compensation Committee Interlocks and Insider Participation. E. Robinson McGraw serves on the Board which acts as the Compensation Committee. He does not attend or participate in any board meetings when executive salaries or other executive benefits are discussed and approved.

     Audit Committee. The Audit Committee of the Board of Directors of the Bank also functions as the Audit Committee of the Company. The Audit Committee is composed of independent directors for which information regarding the functions performed by the Committee, its membership, and the number of meetings held during the fiscal year, is set forth in the "Report of the Audit Committee," included in this annual proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included in Appendix A.

Report of the Audit Committee

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

     The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held eleven meetings during fiscal year 2000.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

Frank B. Brooks, Audit Committee Chair
Marshall H. Dickerson, Audit Committee Member
Eugene B. Gifford,  Jr., Audit Committee Member
J. Niles McNeel, Audit Committee Member
J. Heywood Washburn, Audit Committee Member

March 1, 2001


                               EXECUTIVE OFFICERS

     All executive officers of the Company are elected by the Board of Directors and hold office for a term of one year and thereafter until their successors are elected and qualified. The following information with respect to executive officers of the Company is provided:

NAME                  AGE    POSITION HELD AND YEAR FIRST ELECTED

E. Robinson McGraw    54     Director, President, and Chief Executive
                             Officer of the Company since November 2000.

                             Executive Vice President of the Bank from
                             September 1993 until October 2000; Director,
                             President, and Chief Executive Officer of the Bank since November 2000.

     The Administrative Committee of the Employee Stock Ownership Plan is composed of three participants of the Plan, none of whom are executive officers of the Company.

                           SUMMARY COMPENSATION TABLE
                               ANNUAL COMPENSATION

NAME                                              OTHER     ALL
AND                                               ANNUAL   OTHER
PRINCIPAL                                         COMPEN-  COMPEN-
POSITIONS               YEAR  SALARY(1) BONUS(1)  SATION   SATION

John W. Smith           2000  $260,934  $     0      (2)       (3)
President and           1999  $259,231  $47,336      (2)       (3)
CEO from August         1998  $240,000  $     0      (2)       (3)
1993 until
October 2000

E. Robinson McGraw      2000  $183,820  $     0      (2)       (3)
President and
CEO since
November 2000

The Policy-             2000  $655,130  $     0                (3)
Making Officers         1999  $443,229  $47,336                (3)
and Directors           1998  $429,099  $     0                (3)
as a Group

     Compensation for the executive officers was set based on an evaluation of the salary records of the peer group of bank holding companies in the state and in the region and on the performance of the Company. John W. Smith retired from the Company and Bank on October 31, 2000, but remains a director of both boards.

     (1) Salary and bonus forms of compensation are composed of salary and directors' fees paid currently and salary and directors' fees that were deferred under either the Directors' Deferred Fee Plan or the Executive Deferred Compensation Plan.

     (2) No disclosure is necessary of the aggregate amount of personal benefits if less than the lesser of $50,000.00 or 10% of the cash compensation disclosed in the cash compensation table. Officers and employees use their personal automobiles for bank business. During 2000, mileage was reimbursed at a rate of $.325 per mile.

     (3) See pages regarding Directors' Deferred Fee Plan and Executive Deferred Compensation Plan.


                             COMPENSATION COMMITTEE

     The Board of Directors of the Company performs the function of the Compensation Committee. Mr. McGraw recuses himself during the board meeting when the executive salaries and other executive benefits are discussed and approved. The members of the Board that make up the Compensation Committee are: Robert C. Leake, Chairman; William M. Beasley; George H. Booth, II; Frank B. Brooks; John
M. Creekmore; Marshall H. Dickerson; Eugene B. Gifford, Jr.; E. Robinson McGraw;
J. Niles McNeel; C. Larry Michael; John W. Smith; H. Joe Trulove; J. Heywood Washburn; Robert H. Weaver; and J. Larry Young.

     The Company has designed its Executive Compensation Program for the purpose of attracting and retaining executives who will contribute to the Company's success through achieving designated goals that have been approved by the Board. The Company's Executive Compensation Program consists of a base salary and an annual incentive.

     The executive's base salary is set after a thorough review of his progress toward achieving objectives identified in the Bank's strategic plan. Those objectives include profits, growth in assets, cost control, quality of loan
portfolio,  technology  enhancements,   customer  service,  and bank  expansion.

     Growth in assets was 4.2% while net charge-offs were up approximately 105.0% from the prior year and represented .72% of average loans. From a profits point-of-view, earnings per share was $1.83, down 23.1% from the prior year. This decline reflects the variance from an after tax gain of approximately $2 million recognized during 1999 on the sale of our credit card portfolio as well as the increase in net charge-offs for 2000. While the Company's performance fell short of expectations for 2000, the efficiency ratio improved from 63.8% in 1999 to 63.1% for 2000. Improvements in generating non-interest income resulted in a 17.6% increase from the prior year, excluding the aforementioned gain from the sale of the credit card portfolio. Also, a continued effort to contain non-interest expenses resulted in a moderate growth of 2.4%.

     In  addition  to  the  above  factors,  peer  comparisons,   through  the
Mississippi Bankers Association survey, are made for comparable positions in the relevant marketplace. The Committee reviews the executive's salary periodically, and adjusts it to reflect changes in the market place as well as the individual's performance and responsibilities.

     The Company has an incentive program that determines the executive's incentive based upon economic improvement from the prior year. This plan is referred to as "Performance Compensation for Stakeholders." The executive's participation in that program is the same as for all other employees. Individuals must be employed with the Company through December 31 in order to participate in the incentive program. In addition, the executive participates, with nine (9) other executives of a subsidiary, in a management incentive which is a part of the "Performance Compensation for Stakeholders" program. The incentive compensation in both programs is based on economic standards for growth, profitability, asset quality, and productivity. Each of these key performance indicator categories is quantified in determining the economic improvement achieved by the Company.

     Under the incentive plan, a minimum threshold is set before an incentive will be paid. The reward pool ranges from 32% to 41% of the Company's economic improvement. Based on the Bank's performance in the key performance indicator categories, participants in the incentive program, including the executive, did not receive an incentive payment for 2000.

     Other benefits that are provided to the executive include the participation in a Company-wide medical plan, Money Purchase Pension Plan, 401(k), Deferred Compensation Plan, and ESOP. (The Bank's Defined Benefit Pension Plan, in which the executive participated, was curtailed by the Bank and benefit accruals were frozen as of December 31, 1996). These benefits are offered to other employees of the subsidiary, The Peoples Bank & Trust Company.

     The Company has employment contracts with E. Robinson McGraw and six executive vice-presidents of a subsidiary of the Company. These contracts will not be effective unless there is a change of control of the Company and the executive is terminated for other than cause or elects to terminate his employment for good reason. A severance amount of up to 2.99 times the executive's compensation could be payable as a result of such termination.

                      EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

     The Bank adopted an Employee Stock Ownership Plan effective as of January 1, 1981, and the Company adopted said plan effective as of November 1, 1983. The Plan has subsequently been amended to comply with all law changes. This plan covers all employees who have attained the age of twenty-one and have at least one year of continuous service. The non-officer directors of the Company do not participate in the Plan. The amount set aside is used to purchase shares of the Company stock and other stock which is held in trust for the employees until retirement, death, or break in service. The Bank did not make a contribution in 2000 for this Plan. The Plan presently owns 344,343 shares of the Common Stock of the Company or 5.69% of the total outstanding shares. These shares are voted by the employees participating in the Plan. Eligible employees participate in the Plan based on their salary compared to total eligible salaries for the year. Benefits are distributed in the form of shares held for the employee's account.

     At the beginning of 2000, the Plan held 354,221 shares of Common Stock of the Company. Between January 1, 2000, and December 31, 2000, 15,236 additional shares were purchased less 25,114 shares distributed to retired and terminated participants, bringing the total at the end of 2000 to 344,343 shares. All Company stock purchased for the Plan was either purchased on the open market or from terminated ESOP participants. John W. Smith was not eligible to participate in the Plan. However, E. Robinson McGraw did participate in the Employee Stock Ownership Plan, and like other participants in the Plan, he did not receive a contribution for 2000.

                          DEFINED BENEFIT PENSION PLAN

     The Defined Benefit Pension Plan of the Bank was adopted by the Company. The non-officer directors of the Company do not participate in the Plan. The Plan allows early and delayed retirement. The Company's funding policy is to contribute annually an amount that falls within the minimum and maximum amount determined by consulting actuaries in accordance with the Employee Retirement Income Security Act of 1974. The Company did not make a contribution to the Plan for 2000. Said evaluation is based on data concerning all employees participating in the Plan as a group. The actuary does not compute and assign any part of a total contribution as the current cost of retirement benefits for a specific employee.

     The Plan was curtailed as of December 31, 1996; accordingly, participant accruals were frozen as of that date. John W. Smith's monthly pension benefit at age 65 under the normal form of settlement was frozen at $5,822.65 per month for ten years certain. E. Robinson McGraw's monthly pension benefit at age 65 under the normal form of settlement was frozen at $3,645.60 per month for ten years certain. For this reason the pension table included in past years is not included this year. Effective January 1, 1997, a Money Purchase Pension Plan and a 401(k) Plan were established to take the place of the Plan.

                           MONEY PURCHASE PENSION PLAN

     The Company adopted a Money Purchase Pension Plan effective as of January 1, 1997. The Plan covers all employees who have attained the age of twenty-one and have at least one year of continuous service. The non-officer directors of the Company do not participate in this plan. The contribution amount is 5% of total compensation plus an additional 5% of compensation in excess of the social security wage base.


                                   401(k) PLAN

     The Company adopted a 401(k) Plan effective as of January 1, 1997. The Plan covers all employees who have attained the age of twenty-one and have at least one year of continuous service. The non-officer directors of the Company do not participate in this plan. Employees may contribute up to 10% of their compensation and the Company will match 100% of this contribution up to a maximum of 3%.

                           INCENTIVE COMPENSATION PLAN

     The Board of Directors of the Bank adopted an Incentive Compensation Plan titled "Performance Compensation for Stakeholders," in 1997. Incentive benefits are paid to eligible officers and employees after the end of each calendar year and are determined based on established criteria relating to growth, profitability, asset quality and productivity. Management sets key performance indicators (KPI) for all applicable profit centers. The centers are rewarded for improved economic benefit to the Bank. Based on the amount of improved economic benefit derived from the center, incentive compensation is calculated as a percentage of salary. The President is covered under this plan.

     The "Performance  Compensation  for   Stakeholders"   covers  all  eligible
employees. An employee is credited for the pro-rata amount of time employed during the year. Employees must be employed by the Bank at December 31 to be eligible. Based on performance in the selected criteria, the Bank did not make a contribution to this plan for 2000.


      DIRECTORS' DEFERRED FEE PLAN AND EXECUTIVE DEFERRED COMPENSATION PLAN

     On November 12, 1985, the Board of Directors adopted the Directors' Deferred Fee Plan and the Executive Deferred Compensation Plan, hereinafter referred to as Part A, and effective January 1, 1989, eligible directors and employees were given the opportunity to defer additional compensation under Part B of these Plans. Under the terms of the Plans, non-employee directors and eligible employees may elect to defer, respectively, up to 100% of directors' fees and retainers and up to 10% of salary, as approved from time to time by the Administrative Committee of the Plans. Amounts deferred under Part A of the Plans accrue interest annually at 130% of the Moody's Average Corporate Bond Rate for the month of October preceding December 31 of each preceding year, and amounts deferred under Part B of the Plans accrue interest annually at the Moody's Average Corporate Bond Rate for the month of October preceding December 31 of each preceding year. If a Participant remains an employee or director until his or her normal retirement date and shall then retire, the Company is obligated to pay to the Participant an amount equal to the amount originally deferred under Part A as annually compounded by 130% of the Moody's Average Corporate Bond Rate and at the Moody's Average Corporate Bond Rate for the amount originally deferred under Part B until the Participant's normal retirement date. That result will then continue to be annually compounded by the appropriate percentage (130% in the case of Part A and 100% in the case of Part
B) of the Moody's Average Corporate Bond Rate being used at the time of normal retirement until the time the total retirement benefit, which will generally be paid monthly over a fifteen-year period, is completed. If a Participant terminates his or her employment prior to normal retirement, he or she will receive a termination benefit upon the earlier of (i) the Participant's death or
(ii) attainment of his or her early retirement date or (iii) at the time said Participant ceases his or her employment if such date is later than his or her early retirement date. This benefit shall be determined by improving the Participant's deferrals under Part A by the Moody's Average Corporate Bond Rate and under Part B by 75% of the Moody's Average Corporate Bond Rate, each as compounded on an annual basis if said Participant has been an employee or a director for less than ten years or if employment is discontinued for cause and by 130% and 100%, respectively, of the Moody's Average Corporate Bond Rate as compounded on an annual basis if said Participant has been an employee or director for ten or more years with such amount being computed from the date of entry to the termination date of the Participant. This benefit will normally be paid monthly over a fifteen-year period.

     If a Participant shall die after he or she begins receiving a benefit but before receiving 180 installments of his or her benefit, the amount will be continued to the Participant's beneficiary until the balance of 180 monthly payments have been made. If a Participant dies prior to the time he or she begins receiving a benefit, his or her beneficiary is entitled to the higher of the Pre-Retirement Death Benefit or the Participant's Accrued Benefit under the Plan. This benefit will normally be paid monthly over a fifteen-year period.

     The Plans are administered by an Administrative Committee which is appointed by the Board, and the Committee has the authority to amend the Plans or extend them for additional years, subject to the right of the Board to terminate the Plans. The committee has approved deferrals under the Plans for 2000 at the rates provided for under the terms of the Plans. The Plans are unfunded, and it is anticipated that they will result in no cost to the Company over the term of the Plans because life insurance policies on the lives of the Participants have been purchased in amounts estimated to be sufficient to pay benefits under the Plans. The Company is both the owner and beneficiary of all the insurance policies. On December 31, 2000, there were five directors, fourteen officers, and five former employees participating in Part A of the Plan and twelve directors, thirty-nine officers, and fourteen former employees participating in Part B of the Plan. During 2000, $12,213 was paid from the Directors' Deferred Fee Plan as widows' benefits of deceased directors and $42,955 was paid in benefits to retired directors. In addition $48,674 was paid in benefits to retired non-executive officers, and $45,691 was paid to the widow of a deceased non-executive officer. Amounts deferred during 2000 by the individuals in the groups specified in the cash compensation table are included in the totals disclosed in the table. Amounts accrued during 2000, including deferrals, were as follows: Mr. Smith, $9,864 in Part A and $9,568 in Part B; Mr. McGraw, $5,039 in Part A and $10,468 in Part B; all other executives and directors, including retired executives and directors, as a group, $79,874 in Part A and $394,155 in Part B.

                                 OTHER BENEFITS

     The Company has adopted certain broad-based employee benefit plans in which executive officers participate and certain other retirement, life and health insurance plans providing customary personal benefits. The benefits under these plans are not tied to company performance. The executive officer named in the Summary Compensation Table participates in the other benefits described above.

                                PERFORMANCE GRAPH

This graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to The Peoples Holding Company's shareholders during the five-year period ended December 31, 2000, as well as the American Stock Exchange (AMEX) market index and an industry group of 59 Regional Southeast Banks.

                          1995     1996     1997      1998     1999      2000

THE PEOPLES HOLDING CO.   $100   $132.28  $190.15   $175.75   $161.41   $105.01

REGIONAL SOUTHEAST BANKS   100    127.65   220.89    210.37    174.97    178.63

AMERICAN STOCK EXCHANGE    100    105.52   126.97    125.25    156.15    154.23

     Note: The graph above assumes $100 is invested on January 1, 1996, in The Peoples Holding Company stock and an identical amount in the AMEX market index and the peer group of bank holding companies, the Regional Southeast Banks Industry Index.

     There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make nor endorse any predictions as to future stock performance.

                          TRANSACTIONS WITH MANAGEMENT

     The Bank has had in the past, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, stockholders of the Company and their associates, on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, and do not involve more than normal risks of collectibility or present other unfavorable features. Other than these transactions, there were no material transactions with this group during 2000.


                            SHAREHOLDERS' PROPOSALS

     Proposals of security holders intended to be presented at the next meeting must be received by the Company for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting by December 17, 2001.


                        APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Ernst & Young LLP as independent auditors of the Company for 2001. The Company has been advised by Ernst & Young LLP that, to the best of its knowledge, no member of the firm has any direct or material indirect financial interest in the Company or any of its subsidiaries, nor has any such member had any connection during the past three years with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Fees for the last annual audit were $173,000 and all other fees were $75,000, including $35,000 for a computer security review, and nonaudit services of $40,000.

     A representative of Ernst & Young LLP will attend the Annual Meeting of Stockholders and be available to respond to appropriate questions.


                         RELATIONSHIP WITH LEGAL COUNSEL

     The Company and its subsidiary have retained the law firm of Mitchell, Voge, Corban, and Morris as general counsel. W. P. Mitchell is a partner in said law firm and is Chairman Emeritus of the Board of Directors of the Bank. The Company and its subsidiary paid this firm fees and expenses totaling $252,813 during 2000.

     During 2000, the Bank retained the firm of Edwards, Storey, Marshall and Helveston as local counsel for the branch bank at West Point, Mississippi. A. M. Edwards, Jr., a Director Emeritus, is a partner in said law firm. During 2000, the Bank retained the firm of Gifford, Allred and Tennison as local counsel for the branch bank at Booneville, Mississippi. Eugene B. Gifford, Jr. is a partner in that law firm. During 2000, the Bank retained John M. Creekmore as local counsel for the branch bank at Amory, Mississippi. During 2000, the Bank retained McNeel and Ballard as local counsel for the branch bank at Louisville, Mississippi. J. Niles McNeel is a partner in that law firm.


                              FINANCIAL STATEMENTS

     THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO EACH STOCKHOLDER REQUESTING SUCH A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THEREOF REQUIRED TO BE FILED WITH THE COMMISSION PURSUANT TO RULE 13 a-1 UNDER THE ACT FOR THE COMPANY'S MOST RECENT FISCAL YEAR, TO A BENEFICIAL OWNER OF ITS SECURITIES UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. EACH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT, AS OF THE RECORD DATE FOR THE ANNUAL MEETING OF THE COMPANY'S SECURITY HOLDERS, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT SUCH MEETING. REQUEST FOR THE ABOVE INFORMATION SHOULD BE DIRECTED TO: THE PEOPLES BANK & TRUST COMPANY, P. O. BOX 709, TUPELO, MISSISSIPPI 38802-0709,
ATTENTION: STUART R. JOHNSON, EXECUTIVE VICE-PRESIDENT AND CHIEF FINANCIAL OFFICER.

                                 OTHER BUSINESS

     Management at present knows of no other business to be brought before the meeting. If further business is properly brought before the meeting or an adjournment thereof, it is the intention of management to vote the accompanying proxies in accordance with management's judgment.

BY ORDER OF THE BOARD OF DIRECTORS


                                    /s/ E. Robinson McGraw
                             -------------------------------------
                                      E. Robinson McGraw
                             President and Chief Executive Officer

APPENDIX A:

                         CHARTER OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                         THE PEOPLES HOLDING COMPANY AND
                        THE PEOPLES BANK & TRUST COMPANY

I.  Audit Committee Purpose

     The Audit Committee is appointed by the Boards of Directors of The Peoples Holding Company ("Company") and its subsidiary, The Peoples Bank & Trust Company, to assist the board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

  - Monitor the independence and performance of the Company's independent auditors and internal auditing department.

  -  Provide  an  avenue  of  communication  among  the  independent   auditors,
     management, the internal auditing department, and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  Audit Committee Composition and Meetings

     Audit Committee members shall meet the requirements of the American Stock Exchange. The Audit Committee shall be comprised of not less than three nor more than five directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements; and at least one member of the Committee shall have accounting or related financial management expertise.

     Audit Committee members shall be appointed by the Board. If an Audit Committee Chairman is not designated or present, the members of the Committee may designate a Chairman by majority vote of the Committee membership.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chairman shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chairman, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

III.  Audit Committee Responsibilities and Duties

     Review Procedures

A. Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

B. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting and auditing principles, practices, and judgments.

C. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls that could materially affect the Company's financial statement. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review material findings prepared by the independent auditors and the internal auditing department together with management's responses, including an update on the status of previous recommendations.

D. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with Statement of Auditing Standards No. 61. The Chairman of the Committee may represent the entire Audit Committee for purposes of this review.

     Independent Auditors

E. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

F. Approve the fees and other significant compensation to be paid to the independent auditors. In addition, the Committee shall review and approve requests for significant management consulting engagements to be performed by the independent auditors' firm and be advised of any other significant study undertaken at the request of management that is beyond the scope of the audit engagement letter.

G. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships the auditors have with the Company that could impair their independence and, if so determined by the Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

H. Review the independent auditors audit plan and engagement letter - discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

I. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with Statement of Auditing Standards No. 61.

J.   Consider  the  independent   auditor's  judgments  about  the  quality  and
     appropriateness of the Company's accounting principles as applied in its financial reporting.

K. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

     Internal Audit Department and Legal Compliance

L. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

M. Review the appointment, performance, and replacement of the senior internal audit executive. The internal audit department shall be responsible to senior management but have a direct reporting responsibility to the Board of Directors through the Committee. Changes in the senior internal audit executive shall be subject to Committee approval.

N. Review significant reports prepared by the internal audit department together with management's response and follow up to these reports.

O. On at least an annual basis, review with the Company's legal counsel, any legal matters that could have a material impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and material reports or inquiries received from regulators or governmental agencies. Review all reports concerning any significant fraud or regulatory noncompliance that occurs at the Company. This review should include consideration of the internal controls that should be strengthened to reduce the risk of a similar event in the future.

     Other Audit Committee Responsibilities

P. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

Q. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

R. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

S. Establish, review, and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.
     Advise the Board with respect to the Company's procedures regarding compliance with this Code and with applicable laws and regulations.

T.   Periodically perform self-assessment of audit committee performance.

U. Review financial and accounting personnel succession planning within the company.

V. Annually review policies and procedures as well as audit results associated with directors' and officers' expense accounts and perquisites. Annually review a summary of directors' and officers' related party transactions and potential conflicts of interest.

W. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company's subsidiary/affiliated entities are in conformity with applicable legal requirements and the Company's Code of Conduct.

X. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

     - Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

     -   Any changes required in the planned scope of the internal audit.

     -   The internal audit department responsibilities, budget and staffing.

Y. Meet at least annually with the chief executive officer, the senior internal auditing executive, and the independent auditor in separate executive sessions.


     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

APPENDIX B:

THE PEOPLES HOLDING COMPANY                         PROXY
P. O. Box 709                       THIS PROXY IS SOLICITED ON BEHALF OF
Tupelo, Mississippi 38802-0709            THE BOARD OF DIRECTORS

                        The undersigned hereby appoints George H. Booth, II, Frank B. Brooks, Eugene B. Gifford, Jr., and J. Heywood Washburn as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of The Peoples Holding Company held on record by the undersigned on March 15, 2001, at the Annual Meeting of Shareholders to be held on April 17, 2001, or any adjournment thereof.

(1)  Election of Directors.
     NOMINEES:

     FOR THREE-YEAR TERM ENDING IN 2004: John M. Creekmore; E. Robinson McGraw;
        John W. Smith; Robert H. Weaver; and J. Larry Young.

     VOTE FOR all nominees listed               VOTE WITHHELD for all
     (except as written to the                  nominees listed [_______]
     contrary below)   [_______]

(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

--------------------------------------------------------------

(2) To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2001.
     FOR[___]   AGAINST[___]     ABSTAIN[___]

(3) In their discretion, the Proxies are authorized to vote such other business as properly may come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please sign below exactly as your name appears on back of this Proxy card. When shares are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated ____________________, 2001    __________________________________
                                                Signature

                                    __________________________________
                                        Signature if held jointly

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.